ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

040101

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Inventtech Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: EastBiz.com, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address — City — Nevada — Zip Code Mailing Address (if different from street address) — City — Nevada — Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 50,000,000 Preferred; 100,000,000 Common — Par value per share: $ 0.0001 — Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Mohamad Abdel Hadi (Name) Shchuna Tsfonit #33 (Street Address) — Fureidies, Israel (City) — (State) — 3898 (Zip Code) 2) Elman Saleh (Name) Een Ebrahim South #12 (Street Address) — Umm Al Fahm, Israel (City) — (State) — 3898 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Jenny Hubbard (Name) — X Jenny Hubbard (Incorporator Signature) #662 - 5348 Vegas Drive (Address) — Las Vegas (City) — NV (State) — 89108 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X N. Waite — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — 4/27/10 (Date)

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

180301

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/business/forms/ra.asp

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of Inventtech Inc.
Name of Represented Business Entity

I, EastBiz.com, Inc. am a:
Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) [X] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

c) [ ] represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

and hereby state that on ____ (Date) I accepted the appointment as registered agent for the above named business entity.

X N. White
Authorized Signature of R.A. or On Behalf of R.A. Company

Date 4/27/10

*If changing Registered Agent when reinstating, officer's signature required.

X ____
Signature of Officer

Date

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **INVENTTECH INC.**, did on April 29, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 29, 2010.

ROSS MILLER
Secretary of State

Certified By: Tenika Brown
Certificate Number: C20100429-3678
You may verify this certificate
online at **http://www.nvsos.gov/**